Exhibit 99.1

FOR IMMEDIATE RELEASE

JERNIGAN CAPITAL PROCURES EQUITY FINANCING COMMITMENT

•	$125 million commitment of “match funded” preferred stock from current common shareholder
•	Creates potential $8 to $10 per common share of additional book value by YE 2019
•	Flexibility of commitment allows for additional A note sales and other capital solutions
•	Supports up to $200 million funding of additional high quality self-storage developments
•	7% cash dividend plus Payment-In-Kind (“PIK”) dividend payable in common or preferred stock subject to 14% total return cap to investor provides avenue for substantial value accretion to current shareholders

Memphis, Tennessee – July 27, 2016

Jernigan Capital, Inc. (NYSE – JCAP) (the “Company”) today announced that it has signed a stock purchase agreement (the “Stock Purchase Agreement”) with accounts managed by NexPoint Advisors, L.P. (“NexPoint”), an affiliate of Highland Capital Management, L.P. (collectively with its affiliates, “Highland”) providing for the purchase and sale over a two-year period of up to $125 million of newly-designated Series A Preferred Stock (“Series A Preferred Stock”) of the Company.

“We have continued to lead the market in providing “smart” funding for high return, state-of-the-art self-storage facilities in underserved submarkets of leading United States cities,” said Dean Jernigan, Chairman and Chief Executive Officer of the Company. “Highland’s commitment, together with the developing A Note market evidenced by our recent A Note sales, provides us with flexible, reasonably priced funding sources for our robust investment pipeline and will allow us to maintain our status as the leading provider of capital to entrepreneurial self-storage developers during this development cycle.”

John Good, the Company’s President and Chief Operating Officer added: “After an initial ramp-up period, we have continued to deliver outstanding investments in new, high quality and well-located self-storage facilities built by top-notch professional storage developers. Our growth and ability to create value has been limited only by uncertainty regarding our access to reasonably priced capital. The Highland commitment removes that uncertainty and clears a path to maximize our opportunity to deliver market-leading returns during this development cycle. In addition, we have now established our access to A Note leverage at costs that are less than those forecast at the time of our IPO, providing us with additional funding momentum. We intend to take full advantage of our $600 million pipeline for the duration of this unprecedented development cycle.”

James Dondero, co-founder and President of Highland, stated: “We are excited to be partnering with Jernigan Capital to focus on the compelling opportunities in the self-storage sector. We believe that self-storage development is currently a top idea in commercial real estate and that Jernigan Capital is the best partner for this exceptional development opportunity. We are a significant holder of JCAP’s common stock and look forward to substantially increasing our investment in JCAP’s highly-regarded management team and robust pipeline.”

FOR IMMEDIATE RELEASE

Under the Stock Purchase Agreement, Highland has committed for a period of two years from the initial closing date (the “Commitment Period”) to purchase from the Company $100 million at a price (the “Liquidation Preference Amount”) of $1,000 per share of Series A Preferred Stock, which amount may be increased to $125 million at the Company’s election made at any time during the Commitment Period. The Company must sell and issue a minimum of $50 million of Series A Preferred Stock by the end of the Commitment Period (the “Minimum Issuance Amount”). The Series A Preferred Stock may be issued in minimum increments of $5 million once per month until the end of the Commitment Period, subject to the Company’s satisfaction of certain conditions such as continued listing of its common stock, continued qualification as a REIT, continued compliance with the terms and conditions of the Stock Purchase Agreement and absence of any event that has, or could reasonably be expected to have, a material adverse effect on the Company, as defined in the Stock Purchase Agreement. The Company’s ability to issue the Series A Preferred Stock in small increments allows the Company to “match fund” its development investments, to the benefit of all stockholders. The Company believes that the Highland commitment, together with proceeds from A note sales, will finance up to $200 million of additional self-storage development investments by the Company over the next several quarters, adding an estimated $8 to $10 to the Company’s book value per share.

Shares of Series A Preferred Stock are entitled to a cumulative cash distribution equal to 7% per annum on the Liquidation Preference Amount (the “Cash Distribution”), payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year. In addition, the shares of Series A Preferred Stock will be entitled to a participating dividend, payable in kind in shares of the Company’s common stock or additional shares of Series A Preferred Stock on the same distribution dates mentioned above, at the holder’s election (the “PIK Dividend”), equal in the aggregate to the lesser of 25% of the incremental increase in the Company’s book value (as adjusted for equity capital issuances, share repurchases and certain non-cash expenses) or an amount that would, together with Cash Distributions, result in a 14.0% IRR from the date of issuance of the Series A Preferred Stock (the “Total Return Cap”). The Company’s board of directors has established an ownership limit of the Company’s common stock for the buyers of 17.5% of the Company’s outstanding common stock.

The Series A Preferred Stock may be redeemed at the Company’s option after 5 years from the initial closing date at a price of 105% of the Liquidation Preference Amount per share, and at a price of 100% of the Liquidation Preference Amount per share after 6 years from the initial closing date

In connection with this investment in the Series A Preferred Stock, Highland is entitled to designate one member of the Company’s board of directors. The Company’s board of directors will appoint either Jim Dondero, Co-Founder and President of Highland or Matt McGraner, Managing Director at Highland, as its seventh board member. In addition, Highland will have certain preemptive rights in connection with future issuances of common stock, allowing Highland to retain its common ownership position.

Raymond James acted as the Company’s financial advisor and Jefferies LLC acted as Highland’s financial advisor in connection with the transaction. In addition, Morrison & Foerster LLP acted as the Company’s legal advisor and Jones Day acted as Highland’s legal advisor.

FOR IMMEDIATE RELEASE

The Company has posted on its website at www.jernigancapital.com a slide presentation entitled Frequently Asked Questions About JCAP’s Latest Capital Initiative, which has also been furnished to the Securities Exchange Commission on Form 8-K and is available at www.sec.gov.

About Jernigan Capital

Jernigan Capital, Inc. is a New York Stock Exchange-listed real estate investment trust (NYSE: JCAP) that provides debt and equity capital to private developers, owners, and operators of self-storage facilities. Our mission is to be the preeminent capital partner for self-storage entrepreneurs nationwide by offering creative solutions through and experienced team demonstrating the highest levels of integrity, dedication, excellence and community, while maximizing shareholder value. The Jernigan Capital team has extensive experience in over 100 U.S. markets—from acquiring and managing self-storage properties to new self-storage development—providing JCAP with knowledge unmatched by any lender, broker or advisor to the sector. Jernigan Capital is the only source of construction and development capital focused solely on the self-storage sector.

About Highland

Highland Capital Management, L.P. is an SEC-registered investment adviser based in Dallas, Texas and was founded in 1993. Highland is one of the largest and most experienced global alternative credit managers with approximately $17 billion of assets under management. Highland specializes in credit strategies, such as credit hedge funds, long-only funds and separate accounts, distressed and special situations private equity, real estate, and collateralized loan obligations (CLOs). Highland also offers alternative investments, emerging markets, long/short equities, and natural resources. Highland’s diversified client base includes public pension plans, foundations, endowments, corporations, financial institutions, fund of funds, governments, and high net-worth individuals. Highland is headquartered in Dallas, Texas and maintains offices in New York, Sao Paulo, Singapore, and Seoul.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the amount of future self storage investments and potential increases in book value. The words “should,” “expects” and “intends” and similar terms and phrases are used in this press release to identify forward-looking statements. The ultimate occurrence of events and results referenced in these forward-looking statements is subject to known and unknown risks and uncertainties, many of which are beyond our control. These forward-looking statements are based upon the Company's present intentions and expectations, but the events and results referenced in these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For a discussion of risks facing our business, see the information under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), which is accessible on the SEC’s website at www.sec.gov.

FOR IMMEDIATE RELEASE

Contact:

Jernigan Capital, Inc.

John A. Good – President and COO

(901) 567-5917 (Direct)

john@jernigancapital.com

Highland Capital Management, L.P.

Lucy Bannon

(972) 419-6272

lbannon@highlandcapital.com